Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Omnibus Stock and Performance Incentive Plan of GeoEye, Inc., of our report dated September 14, 2005, with respect to the consolidated financial statements of Space Imaging LLC for the years ended December 31, 2004 and December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado May 4, 2007